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                           MAGNETEK, INC.
                           DEFERRAL INVESTMENT PLAN

                           (Effective as of January 1, 1997)


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MAGNETEK, INC.
DEFERRAL INVESTMENT PLAN

ARTICLE 1.  ESTABLISHMENT AND PURPOSES

    1.1 ESTABLISHMENT. MagneTek, Inc., a Delaware corporation (the "Company"), hereby establishes, effective as of January 1, 1997, a deferred compensation plan for key employees as described herein, which shall be known as the "MagneTek, Inc. Deferral Investment Plan" (the "Plan").

    The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA.

    1.2 PURPOSE. The primary purpose of the Plan is to provide certain key employees of the Company with the opportunity to defer voluntarily a portion of their compensation, subject to the terms of the Plan. By adopting the Plan, the Company desires to enhance its ability to attract and retain employees of outstanding competence.

ARTICLE 2.  DEFINITIONS

    Whenever used herein, the following terms shall have the meanings set forth below, and, when the defined meaning is intended, the term is capitalized:

    (a) "Board" or "Board of Directors" means the Board of Directors of the Company.

    (b) "Bonus" means an incentive award payable by the Company to a Participant with respect to the Participant's services under the MagneTek Incentive Compensation Plan, and shall be deemed earned only upon award by the Company.


    (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (d) "Committee" means the Compensation Committee of the Board or such other committee of two (2) or more non-employee Directors appointed by the Board to administer the Plan pursuant to Article 3.

    (e)  "Company" means MagneTek, Inc., a Delaware corporation.

    (f)  "Compensation" means an Employee's gross Salary and Bonus.

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    (g)  "Director" means a member of the Board of Directors of the Company.

    (h) "Employee" means a non-union, full-time, salaried employee of the Company.

    (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

    (j) "Participant" means an Employee who is actively participating in the Plan.

    (k) "Plan" means this MagneTek, Inc. Deferral Investment Plan, as it may be amended from time to time.

    (l) "Retirement" shall have the meaning ascribed to such term in the MagneTek, Inc. FlexCare Plus Retirement Pension Plan.

    (m) "Salary" means all regular, basic wages, before reduction for amounts deferred pursuant to the Plan or any other plan of the Company, payable in cash to a Participant for services to be rendered during the Year, exclusive of any Bonus, other special fees, awards, or incentive compensation, allowances, or amounts designated by the Company as payment toward or reimbursement of expenses.

    (n)  "Year" means a calendar year.

ARTICLE 3.  ADMINISTRATION

    3.1 AUTHORITY OF THE COMMITTEE. The Plan shall initially be administered by the Compensation Committee of the Board. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan, provided that such Committee consists solely of two (2) or more non-employee Directors within the meaning of Section 16(b) of the Securities Exchange Act of 1934. The members of the Committee shall be appointed by and shall serve at the discretion of the Board.

    Subject to the provisions herein, the Committee shall have full power and discretion to select Employees for participation in the Plan; to determine the terms and conditions of each Employee's participation in the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; to amend (subject to the provisions of Article 9 herein) the terms and conditions of the Plan and any agreement entered into under the Plan; and to make other determinations which may be necessary or advisable for the administration of the

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Plan. Subject to the terms of the Plan, the Committee may delegate any or all of its authority granted under the Plan to the Chief Human Resources Officer or any other executive or executives of the Company.

    3.2 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, conclusive, and binding on all parties and shall be given the maximum possible deference allowed by law.

    3.3 ARBITRATION. Any individual making a claim for benefits under this Plan may contest the Committee's decision to deny such claim or appeal therefrom only by submitting the matter to binding arbitration before a single arbitrator. Any arbitration shall be held in Nashville, Tennessee, unless otherwise agreed to by the Committee. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

    The arbitrator's authority shall be limited to the affirmance or reversal of the Committee's denial of the claim or appeal, and the arbitrator shall have no power to alter, add to, or subtract from any provision of this Plan. Except as otherwise required by ERISA, the arbitrator's decision shall be final and binding on all parties, if warranted on the record and reasonably based on applicable law and the provisions of this Plan. The arbitrator shall have no power to award any punitive, exemplary, consequential, or special damages, and under no circumstances shall an award contain any amount that in any way reflects any of such types of damages. Each party shall bear its own attorney's fees and costs of arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

    3.4 INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

    The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or

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otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 4.  ELIGIBILITY AND PARTICIPATION

    4.1 ELIGIBILITY. Persons eligible to participate in the Plan shall be those Employees in Incentive Groups I, II and III under the MagneTek
Incentive Compensation Plan and any other key policy- and decision-makers of the Company, as selected by the Committee in its sole and absolute discretion.

    In the event a Participant no longer meets the requirements for participation in the Plan, such Participant shall become an inactive Participant, retaining all the rights described under the Plan, except the right to make any further deferrals, until such time that the Participant again becomes an active Participant.

    4.2 PARTICIPATION. Participation in the Plan shall be determined by the Committee based upon the criteria set forth in Section 4.1 herein annually or at such other time selected by the Committee.

    4.3 PARTIAL YEAR ELIGIBILITY. In the event that a Participant first becomes eligible to participate in the Plan during a Year, such Participant shall, within thirty (30) calendar days of becoming eligible, be notified by the Company of his or her eligibility to participate, and the Company shall provide each such Participant with an "Election to Defer Form," which must be completed by the Participant as provided in Section 5.2 herein; provided, however, that such Participant may only make an election to defer with respect to that portion of his or her Compensation for such Year which is to be earned after the filing of the deferral election.

ARTICLE 5.  DEFERRAL OPPORTUNITY

    5.1 AMOUNT WHICH MAY BE DEFERRED. A Participant may elect to defer up to twenty-five percent (25%) of Salary and up to one hundred percent (100%) of Bonus in any Year. The minimum amount of any single eligible component of Compensation which may be deferred in any Year is the greater of five percent (5%) of such component or one thousand dollars ($1,000). In addition, an election to defer Compensation in any Year shall be expressed by each Participant in minimum increments of either five percent (5%) of the applicable component of Compensation or one thousand dollars ($1,000).

    5.2 DEFERRAL ELECTION. Participants shall make their elections to defer Compensation under the Plan no later than December 20 prior to the beginning of each Year (December 27 for the initial Year of the Plan), or not later than thirty (30) calendar days following notification of eligibility to participate for a partial

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Year. All deferral elections shall be irrevocable, and shall be made on an
"Election to Defer Form," as described herein.

    Participants shall make the following elections on each "Election to Defer Form":

    (a) The amount to be deferred with respect to each eligible component of Compensation for the Year, pursuant to the terms of Section 5.1 herein;

    (b) The length of the deferral period with respect to each eligible component of Compensation, pursuant to the terms of Section 5.3 herein;

    (c) The form of payment to be made to the Participant at the end of the deferral period(s), pursuant to the terms of Section 5.4 herein; and

    (d) The earnings rate(s) applicable to deferred amounts, pursuant to the terms of Sections 6.2 and 6.3 herein.

    5.3 LENGTH OF DEFERRAL. Each Participant may elect up to two (2) different deferral periods in addition to the Participant's Retirement date; provided, however, that no more than two (2) such periods in addition to the Participant's Retirement date may be outstanding at any one time for each Participant. The deferral period(s) elected by each Participant with respect to deferrals of Compensation earned in any Year shall be to any Year ending with a zero (0) or a five (5) or until the Participant's Retirement provided that the deferral period elected shall be at least equal to one (1) year following the end of the Year in which the Compensation is earned. Elections under this Section 5.3 are irrevocable, except as permitted by the Company.

    A Participant may elect to extend or shorten a deferral period previously elected pursuant to this Section 5.3 by filing a revised election form, as prescribed by the Committee, specifying the later or earlier Year in which the deferral election will expire, subject to the following rules:

    (a) Any extended deferral period elected by a Participant shall be to any later Year ending with a zero (0) or a five (5) or to Retirement, provided that any such election must be made no later than December 31 at least one (1) full Year prior to the payout date originally elected.

    (b) Any earlier payout date elected by a Participant may be to any Year ending with a zero (0) or a five (5) beginning at least one (1) full Year after the end of the Year in which the Participant submits the revised election form, but subject in all cases to the approval of the Committee.

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    (c)  No further election to extend or shorten a deferral period shall be permitted with respect to amounts already subject to a revised election submitted pursuant to this Section 5.3.

    (d) The revised election period shall apply to all amounts deferred to the payout date originally elected by the Participant.

    Notwithstanding the deferral period(s) elected by a Participant, payment of deferred amounts and accumulated earnings thereon shall be made to the Participant in a single lump sum in the event the Participant's employment or service with the Company is terminated for any reason other than by Retirement prior to full payment of deferred amounts and earnings thereon. In the event of termination of employment or service due to a Participant's Retirement, the Committee may elect, in its sole and absolute discretion, to make payment of deferred amounts and accumulated earnings thereon to the Participant in a single lump sum notwithstanding the Participant's election to receive such amounts in the form of installments.

    Any lump sum payment made pursuant to this Section 5.3 following the Participant's Retirement or other termination of employment or service for any reason other than death shall be made in January following the Year in which the Retirement or termination of employment or service occurs. Any lump sum payment made pursuant to this Section 5.3 following termination of employment or service due to death shall be made as soon as administratively practical after the Participant's death.

    Any payment pursuant to this Section 5.3 shall be made in cash or shares of Company common stock, or any combination thereof, as directed by the Company in its sole and absolute discretion.

    5.4 PAYMENT OF DEFERRED AMOUNTS. Subject to Section 5.3, Participants shall be entitled to elect to receive payment of deferred amounts, together with earnings accrued thereon, at the end of each specified deferral period in a single lump sum payment or by means of installments. All deferrals to each specified payout date shall be paid in the same form. If no election is made, the Participant will be paid in a single lump sum.

    (a) LUMP SUM PAYMENT. Such payment shall be made during the first week of January of the Year specified by the Participant as the date for payment of deferred Compensation and earnings thereon, as described in Sections 5.2 and 5.3 herein. In the case of a payment made upon the Participant's Retirement or termination of employment or service, the lump sum shall be paid in January of the Year following such Retirement or termination.

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    (b)  INSTALLMENT PAYMENTS.  Participants may elect to receive payout in installments, with a minimum number of installments of two (2), and a maximum of ten (10). The initial payment shall be made during the first week of January of the Year selected by the Participant pursuant to Sections 5.2 and 5.3 herein or, in the case of installments payable after a Participant's Retirement, during the first week of January in the Year following such Retirement. The remaining installment payments shall be made in January of each Year thereafter, until the Participant's entire deferred compensation account has been paid in full. Earnings shall accrue on the deferred amounts in the Participant's deferred compensation account, as provided in Section 6.2 of this Plan. The amount of each installment payment shall be equal to the balance remaining in the Participant's deferred compensation account immediately prior to each such payment, multiplied by a fraction, the numerator of which is one
         (1), and the denominator of which is the number of installment payments remaining.

         Notwithstanding the foregoing, in the event a Participant's employment or service with the Company is terminated for any reason at a time when there is a balance in the Participant's deferred compensation account, the balance shall be paid out to the Participant as set forth in Section 5.3 herein.


    A Participant may elect to change a form of benefit elected pursuant to this Section 5.4 by filing a revised election form, as prescribed by the Committee, specifying the new form of distribution, subject to the following rules:

    (1) In the case of a distribution made at an elected payout date other than Retirement, an election to change the form of distribution must be made no later than December 31 at least one (1) full Year prior to the payout date (or, if applicable, payment commencement date). In the case of a distribution made upon the Participant's Retirement, any such election must be made prior to Retirement and no later than December 31 at least one (1) full Year prior to the payout date (or, if applicable, payment commencement date). If a new election is submitted after these dates, the election shall be null and void, and the form of distribution shall be determined under the Participant's original election.

    (2) Any election to change the form of distribution from installments to a lump sum is subject in all cases to the approval of the Committee.

    (3) No further election to change a form of distribution shall be permitted with respect to amounts already subject to a revised election submitted pursuant to this Section 5.4.

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    (4)  The revised election shall apply to all amounts payable at the same payout date.

    Payment shall be made in cash or shares of Company common stock, or any combination thereof, as directed by the Committee in its sole and absolute discretion.

    5.5 FINANCIAL HARDSHIP. The Committee shall have the authority to alter the timing or manner of payment of deferred amounts in the event that the Participant establishes, to the satisfaction of the Committee, severe financial hardship. In such event, the Committee may, in its sole discretion:

    (a) Authorize the cessation of deferrals by such Participant under the Plan; or

    (b) Provide that all, or a portion, of the amount previously deferred by the Participant shall immediately be paid in a lump sum cash payment; or

    (c) Provide that all, or a portion, of the installments payable over a period of time shall immediately be paid in a lump sum cash payment; or

    (d) Provide for such other installment payment schedule as deemed appropriate by the Committee under the circumstances.

    For purposes of this Section 5.5, "severe financial hardship" shall mean any financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant. In any event, payment may not be made to the extent such emergency is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; and (iii) by cessation of deferrals under the Plan. Withdrawals of amounts because of a severe financial hardship may only be permitted to the extent reasonably necessary to satisfy the hardship, plus to pay taxes on the withdrawal. Examples of what are not considered to be severe financial hardships include the need to send a Participant's child to college or the desire to purchase a home. The Participant's account will be credited with earnings in accordance with the Plan up to the date of distribution.

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    The severity of the financial hardship shall be judged by the Committee.
The Committee's decision with respect to the severity of financial hardship and the manner in which, if at all, the Participant's future deferral opportunities shall be ceased, and/or the manner in which, if at all, the payment of deferred amounts to the Participant shall be altered or modified, shall be final, conclusive, and not subject to appeal.

    5.6 ROLLOVER OF NONVESTED RESTRICTED STOCK. Participants who hold nonvested restricted stock of the Company granted under the Amended and Restated 1989 Incentive Stock Compensation Plan of MagneTek, Inc. (the "Stock Plan") may elect to surrender such nonvested restricted stock in exchange for an amount of equal value credited to his or her account under this Plan, provided that such amount shall be credited under this Plan only if and when the Participant would have vested in his or her restricted stock under the Stock Plan had the prior surrender of such stock not occurred.

    Any Participant who surrenders such nonvested restricted stock shall also elect, on a form and at a time prescribed by the Committee, the following with respect to the amount to be credited under this Plan:

    (a)  The length of the deferral period, pursuant to the terms of
         Section 5.3 herein;

    (b) The form of payment to be made to the Participant at the end of the deferral period, pursuant to the terms of Section 5.4 herein; and

    (c)  The earnings rate, pursuant to the terms of Section 6.2 herein.

ARTICLE 6.  DEFERRED COMPENSATION ACCOUNTS

    6.1 PARTICIPANTS' ACCOUNTS. The Company shall establish and maintain an individual bookkeeping account for deferrals made by each Participant under
Article 5 herein. Each account shall be credited as of the date the amount deferred otherwise would have become due and payable to the Participant and as provided in Section 6.2. Each Participant's account shall be one hundred percent (100%) vested at all times. Any rollovers of restricted stock from the Stock Plan under Section 5.6 shall also be credited to the Participant's account to the extent and at the time specified in Section 5.6.

    6.2 EARNINGS ON DEFERRED AMOUNTS. Compensation deferred and rollovers credited under Article 5 shall accrue earnings based on an interest rate or a Company common stock growth rate as elected by a Participant pursuant to this
Section 6.2, subject to Section 6.3 herein. All deferrals to a specified payout date shall accrue earnings based on the same rate.

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    (a)  PRIME RATE ACCOUNT.  A Participant may elect to accrue interest on amounts deferred to a specified payout date compounded on a quarterly basis at a rate equal to the prime lending rate of interest in effect as of January 1 of each year, as quoted in the WALL STREET JOURNAL for commercial borrowings. Each Participant's prime rate account shall be credited as of the last day of each calendar quarter with interest computed on the average balance in the account during such quarter.

    (b) MAGNETEK STOCK ACCOUNT. A Participant may elect to accrue earnings on amounts deferred to a specified payout date at a rate equal to the sum of (i) the value of one share of Company common stock as of the end of the calendar quarter, and (ii) dividends paid during the calendar quarter, divided by the value of one share of Company common stock at the beginning of the calendar quarter. Each Participant's MagneTek stock account shall be credited on the last day of each calendar quarter, with earnings computed on the average balance in the account during such quarter.

    Elections pursuant to this Section 6.2 shall be made on a form prescribed by the Committee. Earnings on deferred amounts shall be paid out to Participants at the same time and in the same manner as the underlying deferred amounts.

    6.3 ELECTIONS TO CHANGE RATES. A Participant may elect to have the amounts deferred to a specified payout date accrue earnings based on either the prime interest rate or the MagneTek stock rate, as described in Section
6.2 hereof, at such times as permitted by the Committee. Elections shall be made on such form as prescribed by the Committee and shall be effective on the January 1 or July 1 following receipt of such form by the Chief Human Resources Officer, subject to the following restrictions:

    (a) Any election to change the rate used in calculating earnings on amounts deferred to a specified payout date shall apply to all amounts deferred to that payout date.

    (b) No election to change rates for amounts deferred to a payout date shall take effect until at least one (1) year after the effective date of any prior election under this Section 6.3 with respect to the same payout date.

    (c) No election under this Section 6.3 shall be available to a Participant if such election would cause the transfer to be a "nonexempt" transaction which is matchable to a transaction creating short-swing profit liability under Section 16 of the Securities Exchange Act of 1934, as amended from time to time, as determined by the Company.

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    6.4  CHARGES AGAINST ACCOUNTS.  There shall be charged against each
Participant's deferred compensation account any payments made to the Participant or to his or her beneficiary.

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    6.5  DESIGNATION OF BENEFICIARY.  Each Participant shall designate a beneficiary or beneficiaries who, upon the Participant's death, will receive the amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. Each designation shall be effective as of the date delivered to the Chief Human Resources Officer of the Company by the Participant.

    Participants may change their designations of beneficiary on such form as prescribed by the Committee. The payment of amounts deferred under the Plan shall be in accordance with the last unrevoked written designation of beneficiary that has been signed by the Participant and delivered by the Participant to the Chief Human Resources Officer of the Company prior to the Participant's death.

    In the event that all the beneficiaries named by a Participant pursuant to this Section 6.5 predecease the Participant, the deferred amounts that would have been paid to the Participant or the Participant's beneficiaries shall be paid to the Participant's estate.

    In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.

ARTICLE 7.  RIGHTS OF PARTICIPANTS

    7.1 CONTRACTUAL OBLIGATION. The Plan shall create a contractual obligation on the part of the Company to make payments from the Participants' accounts when due. Payment of account balances shall be made out of the general funds of the Company.

    7.2 UNSECURED INTEREST. No Participant or party claiming an interest in deferred amounts of a Participant shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company. Each Participant, by participating hereunder, agrees to waive any priority creditor status for wage payments with respect to any amounts due hereunder. The Company shall have no duty to set aside or invest any amounts credited to Participants' accounts under this Plan.

    Nothing contained in this Plan shall create a trust of any kind or a fiduciary relationship between the Company and any Participant. Nevertheless, the Company may establish one or more trusts, with such trustee as the Committee may approve, for the purpose of providing for the payment of deferred amounts and earnings thereon. Such trust or trusts may be irrevocable, but the assets

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thereof shall be subject to the claims of the Company's general creditors. To the extent any deferred amounts and earnings thereon under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such deferred amounts and earnings thereon shall remain the obligation of, and shall be paid by, the Company.

    7.3 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate a Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company.

ARTICLE 8.  WITHHOLDING OF TAXES

    The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy Federal, state, and local withholding tax requirements, or to deduct from all payments made pursuant to the Plan amounts sufficient to satisfy withholding tax requirements.

ARTICLE 9.  AMENDMENT AND TERMINATION

    The Company hereby reserves the right to amend, modify, or terminate the Plan at any time by action of the Committee, with or without prior notice. Except as described below in this Article 9, no such amendment or termination shall in any material manner adversely affect any Participant's rights to amounts already deferred or earnings thereon up to the point of amendment or termination, without the consent of the Participant.

    The Board may terminate the Plan and commence termination payout for all or certain Participants, or remove certain Employees as Participants, if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. If payout is commenced pursuant to the operation of this Article 9, the payment of such amounts shall be made in the manner selected by each Participant under Section 5.4 herein, as applicable (other than commencement date).

ARTICLE 10.  MISCELLANEOUS

    10.1 NOTICE. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Chief Human Resources Officer of the Company. Notice to the Chief Human Resources of the Company, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the

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Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

   10.2 NONTRANSFERABILITY. Except as provided below, Participants' rights to deferred amounts, contributions, and earnings accrued thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, nor shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

   Notwithstanding the foregoing, the Committee shall provide for distributions from a Participant's deferred compensation account to the extent required by a court order that the Committee determines to satisfy the requirements of a qualified domestic relations order within the meaning of
Section 206(d)(3) of ERISA. The amounts assigned to an alternate payee under such an order shall be paid in a lump sum distribution as soon as administratively practical after the Committee determines that the order meets the requirements of a qualified domestic relations order. All payments made pursuant to any such order shall be charged against the Participant's deferred compensation account.

   10.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   10.4 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

   10.5 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

   10.6 SUCCESSORS. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company

   10.7 APPLICABLE LAW. Except to the extent preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the state of Tennessee.

IN WITNESS WHEREOF, MagneTek, Inc. has caused this document to be executed by its duly authorized officer on January ___, 1997, effective as of the date set forth above.

                                            MAGNETEK, INC.

ATTEST:
                                            By:
                                               -------------------------
                                               Its
                                                  ----------------------
By:
   -------------------------

   Its                                              (Corporate Seal)
      ----------------------

CONTENTS
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                                                                         PAGE

Article 1.  Establishment and Purposes                                      1

Article 2.  Definitions                                                     1

Article 3.  Administration                                                  2

Article 4.  Eligibility and Participation                                   4

Article 5.  Deferral Opportunity                                            4

Article 6.  Deferred Compensation Accounts                                  9

Article 7.  Rights of Participants                                         11

Article 8.  Withholding of Taxes                                           12

Article 9.  Amendment and Termination                                      12

Article 10. Miscellaneous                                                  12